As filed with the Securities and Exchange Commission on March 8, 2017
Registration Statement No. 333-124746

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-3
on
FORM S-1
PetroQuest Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	72-1440714
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
400 E. Kaliste Saloom Road, Suite 6000
Lafayette, Louisiana 70508
(337) 232-7028
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Charles T. Goodson
Chairman, President and Chief Executive Officer
PetroQuest Energy, Inc.
400 E. Kaliste Saloom Road, Suite 6000
Lafayette, Louisiana 70508
(337) 232-7028

(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________
Copies to:

Edward E. Abels, Jr.	Robert G. Reedy
Executive Vice President, General Counsel and Secretary	E. James Cowen
PetroQuest Energy, Inc.	Porter Hedges LLP
400 E. Kaliste Saloom Road, Suite 6000	1000 Main, 36th Floor
Lafayette, Louisiana 70508	Houston, Texas 77002
Telephone: (337) 232-7028	Telephone: (713) 226-6674
Telecopy: (337) 232-0044	Telecopy: (713) 226-6274
_______________
Approximate date of commencement of proposed sale to the public: Not applicable.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer [ ]                     Accelerated filer [X]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)         Smaller reporting company [ ]

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 is filed by PetroQuest Energy, Inc. (the “Company”) and relates to a Registration Statement on Form S-3, No. 333-124746 (the “Registration Statement”), which registered 2,152,692 shares of the Company’s common stock for resale by the selling stockholders identified therein. The Company has no obligation to keep the Registration Statement effective pursuant to the terms of its registration rights agreement with the selling stockholders. Because the Company no longer satisfies the eligibility requirements of Form S-3, the Company has filed this Post-Effective Amendment No. 1 to Form S-3 on Form S-1 to terminate the registration of any securities that remain unsold under the Registration Statement.
Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold, the Company hereby amends the Registration Statement to remove from registration the securities covered by the Registration Statement which remain unsold.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this post-effective amendment to the registration statement on Form S-3 on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized.

PETROQUEST ENERGY, INC.

Date: March 8, 2017	By:	/s/ Charles T. Goodson
Charles T. Goodson
Chairman of the Board, Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the registration statement on Form S-3 on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Chairman of the Board, Chief Executive Officer
/s/ Charles T. Goodson	President and Director (Principal Executive Officer)	March 8, 2017
Charles T. Goodson

/s/ J. Bond Clement	Executive Vice President, Chief Financial Officer	March 8, 2017
J. Bond Clement	and Treasurer (Principal Financial and Accounting Officer)

/s/ W. J. Gordon, III	Director	March 8, 2017
W.J. Gordon, III

/s/ J. Gerard Jolly	Director	March 8, 2017
J. Gerard Jolly

/s/ Charles F. Mitchell, II	Director	March 8, 2017
Charles F. Mitchell, II, M.D

/s/ E. Wayne Nordberg	Director	March 8, 2017
E. Wayne Nordberg

/s/ William W. Rucks, IV	Director	March 8, 2017
William W. Rucks, IV